Exhibit 23.2

[Letterhead]

17 Jul 2009

The Board of Directors
Renewable Fuel Corp
7251 West Lake Mead Blvd.
Suite 300
Las Vegas, Nevada 89128

Attention: Mr. Rick Henderson

Re: Your Request for our consent to act in the capacity as named auditors for Optimis Teguh Sdn. Bhd. (“OTSB”) and to include our  Independent Auditors Report, dated 3rd March 2009, in which we have issued our opinion on the  OTSB’s financial statements as of and for the period from 1st October 2007 to 5th September 2008, year ended 30th September 2008 and year ended 30th September 2007, in connection with Renewable Fuel Corp (“RFC”) filing a Form 10 Registration Statement (the “Registration Statement”) with the US Securities and Exchange Commission (the “SEC”)

We, Messrs. E. S. LIM & CO., being named as the auditors of OTSB in the abovementioned Registration Statement be filed with the United States Securities and Exchange Commission, do hereby consent to act in that capacity.

We further confirm that we have given and have not withdrawn our consent to the inclusion of the our Independent Auditors’ Report relating to the audited consolidated financial statements of OTSB for the period from 1st October 2007 to 5th September 2008, year ended 30th September 2008 and year ended 30th September 2007 in the form and context in which it appears in the said Registration Statement to SEC.

This letter is provided for the sole purpose of giving consent for the inclusion of our Firm name and the auditors’ report relating to the audited financial statements of OTSB. E. S. Lim & Co., its partners and employee shall be indemnified from and against any claims or losses made/suffered howsoever arising, including by reason of any breach of duty, fault or negligence on the part of E. S. Lim & Co..

E. S. Lim & Co. assume no responsibility whatsoever for any loss or damage arising out of or in connection with the contents of this report to parties other then Board of Director of RFC.

E.S.LIM & Co.

[Letterhead]

17 Jul 2009

The Board of Directors
Renewable Fuel Corp
7251 West Lake Mead Blvd.
Suite 300
Las Vegas, Nevada 89128

Attention: Mr. Rick Henderson

Re: Your Request for our consent to act in the capacity as named auditors for Century Corp Sdn. Bhd. (“CCSB”) and to include our  Independent Auditors Report, dated 3rd March 2009, in which we have issued our opinion on the CCSB’s financial statements as of and for the year ended 30th September 2008 and 30th September 2007, in connection with Renewable Fuel Corp (“RFC”) filing a Form 10 Registration Statement (the “Registration Statement”) with the US Securities and Exchange Commission (the “SEC”)

We, Messrs. E. S. LIM & CO., being named as the auditors of CCSB in the abovementioned Registration Statement be filed with the United States Securities and Exchange Commission, do hereby consent to act in that capacity.

We further confirm that we have given and have not withdrawn our consent to the inclusion of the our Independent Auditors’ Report relating to the audited consolidated financial statements of CCSB as of and for the year ended 30th September 2008 and 30th September 2007 in the form and context in which it appears in the said Registration Statement to SEC.

This letter is provided for the sole purpose of giving consent for the inclusion of our Firm name and the auditors’ report relating to the audited financial statements of CCSB. E. S. Lim & Co., its partners and employee shall be indemnified from and against any claims or losses made/suffered howsoever arising, including by reason of any breach of duty, fault or negligence on the part of E. S. Lim & Co..

E. S. Lim & Co. assume no responsibility whatsoever for any loss or damage arising out of or in connection with the contents of this report to parties other then Board of Director of RFC.

E.S.LIM & Co.

PMB  Helin Donovan

CONSULTANTS & CERTIFIED PUBLIC ACCOUTANTS

July 10, 2009

E.S,Lim&Co.
19-B, Jalan Tun Mohd "Fuad 3
Taman Tun Dr Ismail
60000 Kuala Lumpur
Malaysia

We have been engaged by Renewable Fuel Corp (the Company) to perform an audit of the consolidated financial statements as of September 30, 2008 and for the year then ended, and for the period October 1, 2006 (inception) through September 30, 2008. In connection with our audit, we intend to place reliance on your audits of the below listed entities for the periods listed. Please provide us with the following representations;

1)
You are independent with respect to Renewable Fuels Corp, and subsidiaries and specifically to the entities listed below under the requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

2)
You are aware that we intend to place reliance on your audit of the financial statements of the entities listed below and the audit procedures you performed relative to those entities for the periods listed.

3)
You are familiar with U.S. generally accepted accounting principles, generally accepted auditing and other related professional standards promulgated by the Public Company Accounting Oversight Board, and the ATCPA Code of Professional Conduct, and will conduct your audit procedures in accordance with those standards.

Entity	Period(s)

Century Corp. Sdn. Bhd. (Consolidated)	As of and for the year ended September 30,2008
As of and for the year ended September 30,2007

Optimus Teguh Sdn. Bhd. (Consolidated)	As of September 5, 2008 and for the period from
October 1, 2007 through September 5, 2008

Please indicate in the space provided below your agreement with these representations, After signing and dating your reply, please mail it to us in the enclosed envelope.

Sincerely,

PMB  Helin Donovan

To: Don McPhee, CPA

With respect to our audit of the financial statement of the above listed entities and the audit procedures performed relative to those entities as of and for the periods listed above, we make the representation stated in the above items 1 – 3 (indicate any exceptions):

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E.S.Lim & Co. – Chartered Accountants

17 Jul 2009
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Date